UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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KIMCO REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIMCO REALTY CORPORATION

3333 NEW HYDE PARK ROAD
NEW HYDE PARK, NY 11042-0020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2004

Notice is hereby given of, and you are cordially invited to attend, the 2004 Annual Meeting of Stockholders (the “Meeting”) of Kimco Realty Corporation, a Maryland corporation (the “Company”), to be held on Thursday, May 20, 2004, at 10 o’clock a.m. at 270 Park Avenue, 11th Floor, Room C, New York, NY 10017 for the following purposes:

1.	To elect directors to serve for a term of one year and until their successors are duly elected and qualify;

2.	To approve a recommendation by the Board of Directors that the Company’s Equity Participation Plan be amended so that the Executive Compensation Committee has the authority to grant up to 15% of the shares of Common Stock available for future grant under the Equity Participation Plan as grants of restricted shares of Common Stock;

3.	To consider a stockholder proposal to separate Chairman and Chief Executive Officer positions, if properly presented at the Meeting; and

4.	To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Only holders of record of the Common Stock of the Company at the close of business on March 22, 2004, will be entitled to vote at the Meeting or any adjournment(s) or postponement(s) thereof. The enclosed proxy is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the election of the Board of Director nominees named therein and FOR the amendment to the Company’s Equity Participation Plan contained therein and recommends that the stockholders vote AGAINST the stockholder proposal to separate Chairman and Chief Executive Officer positions contained therein. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Meeting.

IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR, ALTERNATIVELY, YOU MAY AUTHORIZE YOUR PROXY BY TELEPHONE OR BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bruce M. Kauderer
Bruce M. Kauderer
Secretary

March 29, 2004.

KIMCO REALTY CORPORATION

3333 NEW HYDE PARK ROAD, NEW HYDE PARK, NY 11042-0020

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held on May 20, 2004

This Proxy Statement is furnished to holders of record of the Common Stock, par value $.01 per share (the “Common Stock”) of Kimco Realty Corporation, a Maryland corporation (the “Company”), in connection with the solicitation of proxies in the form enclosed herewith for use at the 2004 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held on Thursday, May 20, 2004, at 10 o’clock a.m. at 270 Park Avenue, 11th Floor, Room C, New York, NY 10017 for the purposes set forth in the Notice of Annual Meeting of Stockholders.

This solicitation is made by the Company on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”). Costs of this solicitation will be borne by the Company. Directors, officers, employees and agents of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax, e-mail or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders. The Company will pay fees of approximately $4,500 to The Altman Group, Inc. for soliciting proxies for the Company.

The Company’s Annual Report for the calendar year ended December 31, 2003 has been mailed with this Proxy Statement. This Proxy Statement and the enclosed form of proxy were mailed to stockholders on or about April 1, 2004. The principal executive offices of the Company are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020; telephone (516) 869-9000; website http://www.kimcorealty.com.

Holders of record of the Common Stock as of the close of business on the record date, March 22, 2004, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Stock constitutes the only class of securities entitled to vote at the Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on March 22, 2004, there were 110,996,260 shares of Common Stock issued and outstanding. The presence at the Meeting, in person or by proxy, of holders of a majority of such shares will constitute a quorum for the transaction of business at the Meeting.

Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted (i) FOR the election of all nominees for Director (See Proposal 1), (ii) FOR approval of the recommendation by the Board of Directors that the Equity Participation Plan be amended so that the Executive Compensation Committee has the authority to grant up to 15% of the shares of Common Stock available for future grant under the Equity Participation Plan as grants of restricted shares of Common Stock (See Proposal 2) and (iii) AGAINST the stockholder proposal to separate Chairman and Chief Executive Officer positions (See Proposal 3). To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before exercise (i) by filing a notice of such revocation, (ii) by filing a later-dated proxy with the Secretary of the Company or (iii) by voting in person at the Meeting. Dissenting stockholders will not have rights of appraisal with respect to any matter to be acted upon at the Meeting.

Under Maryland law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered by the beneficial owner of the stock to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

PROPOSAL 1
Election of Directors

The Company’s Bylaws, as amended (the “Bylaws”), provide that all directors be elected at each annual meeting of stockholders. Pursuant to the Company’s charter and such Bylaws, the Board of Directors has fixed the number of directors to be elected at nine. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the nine nominees for director designated below, all of whom are presently directors of the Company, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve, the proxies may vote for another person nominated by the Nominating and Corporate Governance Committee and approved by the Board of Directors or the Board may amend the Bylaws to reduce the number of directors to be elected at the meeting.

Information Regarding Nominees (as of March 22, 2004)

Name	Age	Present Principal Occupation or Employment and Five-Year Employment History
Martin S. Kimmel(1)(2)	88
Chairman (Emeritus) of the Board of Directors of the Company since November 1991; Chairman of the Board of Directors of the Company for more than five years prior to such date. Founding member of the Company’s predecessor in 1966.

Milton Cooper(3)	75
Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1991; Director and President of the Company for more than five years prior to such date. Founding member of the Company’s predecessor in 1966.

Richard G. Dooley(1)(2)(4)	74
Director of the Company since December 1991. From 1993 to 2003 consultant to, and from 1978 to 1993, Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company.

Michael J. Flynn(3)	68
Vice Chairman of the Board of Directors of the Company since January 1996 and, since January 1997, President and Chief Operating Officer; Director of the Company since December 1991. Chairman of the Board and President of Slattery Associates, Inc. for more than five years prior to joining the Company in 1996.

Joe Grills(1)(2)(4)	69	Director of the Company since January 1997. Chief Investment Officer for the IBM Retirement Funds from 1986 to 1993 and held various positions at IBM for more than five years prior to 1986.
David B. Henry(3)	55
Vice Chairman of the Board of Directors of the Company since May 2001 and, since April 2001, Chief Investment Officer of the Company. Prior to joining the Company, Chief Investment Officer of G.E. Capital Real Estate since 1997 and held various positions at G.E. Capital for more than five years prior to 1997.

F. Patrick Hughes(4)	56
Director of the Company since October 2003. President, Hughes & Associates, LLC since October 2003. Previously served as Chief Executive Officer, President and Trustee of Mid-Atlantic Realty Trust from its formation in 1993 to 2003.

Name	Age	Present Principal Occupation or Employment and Five-Year Employment History
Frank Lourenso(2)	63
Director of the Company since December 1991. Executive Vice President of J.P. Morgan (“J.P. Morgan”, and successor by merger to The Chase Manhattan Bank and Chemical Bank, N.A.) since 1990. Senior Vice President of J.P. Morgan for more than five years prior to 1990.

Richard Saltzman(1)(2)	47
Director of the Company since July 2003. President, Colony Capital LLC, (“Colony”) since May 2003. Prior to joining Colony, Managing Director and Vice Chairman of Merrill Lynch’s investment banking division since 2001 and held various positions at Merrill Lynch for more than five years prior to that time.

(1)	Member of Executive Compensation Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Member of Executive Committee.

(4)	Member of Audit Committee.

Mr. Cooper is also a director of Getty Realty Corp. and Blue Ridge Real Estate/Big Boulder Corporation. He also serves as a member of the Board of Governors of the National Association of Real Estate Investment Trusts.

Mr. Dooley is also a director of Jefferies Group, Inc.

Mr. Flynn is also Chairman of the Board of Directors of Blue Ridge Real Estate/Big Boulder Corporation.

Mr. Grills is also a Director of certain Merrill Lynch Mutual Funds and Duke University Management Company. He also serves as a member of the Investment Advisory Committees of the State of New York Common Retirement Fund and the Virginia Retirement System. Mr. Grills is a member of the Association of Financial Professionals Committee on Investment of Employee Benefit Assets, its executive committee and is a former chairman of that committee.

Mr. Henry is also a director of Health Care Property Investors, Inc. and The Retail Initiative, Inc., an affiliated company of Local Initiatives Support Corporation (LISC).

Mr. Hughes is also a director of Nottingham Properties, Inc., Nottingham Village, Inc. and Hoffberger Holdings, Inc. He also serves as a trustee of the State Retirement and Pension System of Maryland.

Term of Office. All directors of the Company serve terms of one year and until the election and qualification of their respective successors.

Attendance at Board Meetings. Each of the Directors named above was in attendance at each of the four regular meetings of the Board of Directors held during 2003, which occurred on February 11, April 23, July 23 and October 22, 2003 except Mr. Saltzman, who was appointed to the Board of Directors in July 2003 and attended the July 23 and October 22, 2003 Board of Directors meetings and Mr. Hughes who was appointed to the Board of Directors in October 2003 and attended the October 22, 2003 Board of Directors meeting. All of the Directors of the Board were in attendance at the 2003 Annual Meeting of Stockholders held on May 15, 2003 except, Messrs. Saltzman and Hughes, who had not been appointed to the Board at that time. The Company’s policy is to have all of the Directors of the Board attend the Company’s Annual Meeting of Stockholders.

Stockholder Communications with Directors. Any stockholders may send communications to the Board of Directors and individual members of the Board by sending a letter by mail addressed to the Board of Directors (or an individual Director) c/o Secretary of the Company, Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York, 11042-0020. The Board intends to designate a Director to review stockholder communications and present them to the entire Board or forward them to the appropriate Director.

Director Independence

The New York Stock Exchange has recently adopted new independence standards for companies listed on the Exchange, including the Company. These standards require a majority of the Board to be independent and every member of each of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee to be independent. A director is considered independent only if the board “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company),” consistent with additional requirements contained in the listing standards of the New York Stock Exchange. In connection with this standard, the Board has affirmatively determined that (other than Messrs. Milton Cooper, Michael J. Flynn and David B. Henry, who are employed as executive officers of the Company) all of the directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth by the New York Stock Exchange.

Although certain of the independent Directors have relationships with the Company, the Board has reviewed the facts and circumstances of the relationships and has determined that the relationships are not material and therefore do not affect these directors’ independent status under the New York Stock Exchange listing standards. These directors are Richard Dooley, Frank Lourenso and Richard Saltzman. Mr. Dooley is currently a director at Jefferies Group, Inc., which provides broker-dealer services to the Company. Mr. Lourenso is currently an Executive Vice President of J. P. Morgan, which provides investment banking services to the Company. Mr. Saltzman held the position of Vice Chairman and Managing Director of Investment Banking at Merrill Lynch prior to May 2003, which provides investment banking services to the Company. In each case, the commissions and fees paid by the Company to each of these entities (Jefferies, J.P. Morgan and Merrill Lynch, respectively) constitute less than one tenth of one percent (less than 0.1%) of each of those entities’ consolidated gross revenues. Accordingly, the Board of Directors determined that none of these relationships with the Company is material within the meaning of the New York Stock Exchange rules governing director independence.

Committees of the Board of Directors

Audit Committee. The Audit Committee currently consists of Mr. Hughes, Mr. Dooley and Mr. Grills, all of whom are independent directors. Effective March 2004, Mr. Hughes was approved by the Board of Directors as the Chairman of the Audit Committee. Mr. Lourenso, who was Chairman of the Audit Committee during 2003, would no longer be considered an independent audit committee member based on the current New York Stock Exchange listing standards, and as such is no longer a member of the Audit Committee. The Board of Directors has established the Audit Committee to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, review the Company’s financial statements, financial reporting issues and review the adequacy of the Company’s internal accounting controls. Four meetings of the Audit Committee were held during 2003, on February 11, April 23, July 23, and October 22, 2003. In addition, the Audit Committee held a meeting on February 10, 2004 and a telephonic meeting on March 9, 2004. Each of Mr. Hughes, Mr. Dooley and Mr. Grills is an “audit committee financial expert”, as determined by the Board in accordance with Item 401(f) of Regulation S-K, and are “independent” from the Company as defined by the current listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended in 2003. A copy of the Audit Committee Charter, as amended, is attached to this Proxy Statement as Appendix A and is available on the Company’s web site.

Executive Committee. The Executive Committee currently consists of Mr. Cooper, who is chairman of the Executive Committee, Mr. Flynn and Mr. Henry, all of whom are employees of the Company. The Executive

Committee has been granted the authority to acquire and dispose of real property, to borrow money on behalf of the Company and to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements (except for contracts between the Company and KC Holdings, Inc. — see “Compensation Committee Interlocks and Insider Participation”). Four meetings of the Executive Committee were held during 2003, on February 11, April 23, July 23 and October 22, 2003.

Executive Compensation Committee. The Executive Compensation Committee currently consists of Mr. Grills, who is chairman of the Executive Compensation Committee, Mr. Kimmel, Mr. Dooley and Mr. Saltzman, all of whom are independent directors. Mr. Lourenso, who was a member of the Executive Compensation Committee during 2003, would no longer be considered an “outside director” pursuant to Section 162(m) of the Internal Revenue Code, as amended, and as such is no longer a member of the Executive Compensation Committee. The Board of Directors has established an Executive Compensation Committee to determine compensation for the Company’s executive officers, in addition to administering the Company’s Equity Participation Plan (as defined herein). Five meetings of the Executive Compensation Committee were held during 2003, on February 11, April 23, July 23, October 22, and December 10, 2003. In addition, the Executive Compensation Committee held a meeting on February 10, 2004. The Executive Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Executive Compensation Committee Charter is attached to this Proxy Statement as Appendix B and is available on the Company’s web site.

Nominating and Corporate Governance Committee. The Board of Directors has established a Nominating and Corporate Governance Committee which currently consists of Mr. Dooley, who is chairman of the Nominating and Corporate Governance Committee, Mr. Kimmel, Mr. Grills, Mr. Lourenso and Mr. Saltzman, all of whom are independent directors as defined by the rules of the New York Stock Exchange. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix C and is available on the Company’s web site. The Nominating and Corporate Governance Committee’s functions include recommending candidates for annual election to the Board of Directors and to fill vacancies on the Board of Directors that may arise from time to time. The Nominating and Corporate Governance Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by other members of the Board as well as all candidates recommended by stockholders, provided such recommendations are submitted in writing ninety days in advance of the anniversary of the preceding year’s annual meeting of stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the Secretary of the Company. In addition, the Nominating and Corporate Governance Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling other duties.

In recommending Board candidates, the Committee considers a candidate’s industry expertise, ethical standards, integrity and personal reputation and accounting and finance background. The Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and the evaluations of other prospective candidates. After completing this evaluation and review, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Nominating and Corporate Governance Committee is also responsible for ensuring that the Company is in adherence with good corporate governance principles and is responsible for developing and implementing the Company’s corporate governance guidelines that apply to all of its directors and management, code of business conduct and ethics and code of ethics for its chief executive officer and senior financial officers. The Nominating and Corporate Governance Committee is also charged with the task of ensuring the Company’s compliance with all New York Stock Exchange listing requirements. Four meetings of the Nominating and Corporate Governance Committee were held during 2003, on February 11, April 23, July 23 and October 22, 2003. In addition, the Nominating and Corporate Governance Committee held meetings on February 10, 2004 and on February 25, 2004.

Attendance at Committee Meetings. Each of the Directors comprising these various Committees of the Board of Directors was in attendance at all meetings of such Committees held on the dates indicated. Messrs. Saltzman and Hughes attended all meetings of the Committees of the Board of Directors of which they are members following their appointment to the Board of Directors during July 2003 and October 2003, respectively, except that Mr. Saltzman did not attend meetings of the Executive Compensation Committee and the Nominating and Corporate Governance Committee on February 10, 2004.

Meetings of Independent Directors. The Independent Directors meet in executive session at each regularly-scheduled Board meeting, or more frequently if necessary. The presiding Director at each such executive-session will be chosen by the Independent Directors, by majority vote, immediately prior to the convening of each such meeting. Stockholders wishing to communicate with the presiding Independent Director or with the Independent Directors as a group may send a letter by mail addressed to the Independent Directors (or the Presiding Independent Director) c/o Secretary of the Company, Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York, 11042-0020.

Compensation of Directors

Members of the Board of Directors and Committees thereof who are not also employees of the Company (“Non-employee Directors”) are entitled to receive an annual fee of $30,000, plus fees of $2,000 for attending each regular or special meeting of the full Board. During 2003, the Non-employee Directors, other than Mr. Kimmel, were entitled to receive $500 for attending each Executive Compensation Committee and Nominating and Corporate Governance Committee meeting. Effective for 2004, the Non-employee Directors, other than Mr. Kimmel, will be entitled to receive $1,000 for attending each Executive Compensation Committee and Nominating and Corporate Governance Committee meeting. The Non-employee Directors who are members of the Audit Committee also are entitled to receive an additional annual fee of $10,000 and $2,000 for attending each Audit Committee meeting. In accordance with the Company’s Equity Participation Plan (as defined herein), the Non-employee Directors may be granted awards of deferred stock (“Deferred Stock”) in lieu of directors’ fees. Unless otherwise provided by the Board, a grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Common Stock underlying the award has been issued. Pursuant to such arrangements, each of Messrs. Kimmel, Dooley, Grills, Lourenso, Saltzman and Hughes received directors’ fees in cash of $21,000, $43,000, $43,000, $43,000, $1,500, and $14,000, respectively, during 2003. During 2003, Messrs. Kimmel, Dooley, Grills, Lourenso and Saltzman each received Deferred Stock awards valued at $19,000, in lieu of directors’ fees and meeting fees. Employees of the Company who are also Directors are not paid any directors’ fees.

During 2003, 2002 and 2001, the Company granted Messrs. Kimmel, Dooley, Grills and Lourenso options to acquire 11,250 shares of Common Stock at $43.85, $31.25 and $32.80 per share, respectively, the market prices on the dates of such option grants. During 2003, (i) Mr. Saltzman was granted options to acquire 5,625 shares of Common Stock and 11,250 shares of Common Stock at $39.49 per share and $43.85 per share, respectively, and (ii) Mr. Hughes was granted options to acquire 14,063 shares of Common Stock at $43.85 per share, the market prices on the dates of such option grants. See “Executive Compensation and Transactions with Management and Others—Executive Compensation and Employment Agreements” for information concerning stock options granted to Mr. Cooper, Mr. Flynn and Mr. Henry. The Company intends to grant Non-employee Directors, options to acquire an additional 11,250 shares during 2004 at the then current market price.

Vote Required

Assuming the presence of a quorum, a plurality of all the votes cast by the holders of shares of Common Stock present, in person or by proxy, and entitled to vote at the Company’s Annual Meeting of Stockholders will be sufficient to elect a nominee as a director. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the result of the election of directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information available to the Company as of March 22, 2004, with respect to shares of its Common Stock (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the U.S. Securities and Exchange Commission, the “SEC”) of more than 5% of such shares and (ii) held, individually and as a group, by the directors and executive officers of the Company; and with respect to shares of its Class F Preferred Stock held, individually and as a group, by the directors and executive officers of the Company:

	Shares Owned Beneficially (#)			Percent of Class (%)
Name & Address (where required) of Beneficial Owner	Common		Class F	Common	Class F(2)
Stichting Pensioenfonds ABP	10,684,000	(1)	—	9.6	—
Oude Lindestraat 70 Postbus 2889 6401 DL Heerlen, The Netherlands

Milton Cooper	7,063,723	(3)(4)	—	6.4	—
c/o Kimco Realty Corporation 3333 New Hyde Park Rd. New Hyde Park, NY 11042

Wellington Management Company LLP	5,737,450	(5)	—	5.2	—
75 State Street Boston, MA 02109

Capital Research and Management Co.	5,495,000	(6)	—	5.0	—
333 South Hope Street, 55th Floor Los Angeles, CA 90071-1447

Martin S. Kimmel	4,175,299	(7)	—	4.0	—
Michael J. Flynn	666,938	(8)	—	*	—
David B. Henry	480,297	(9)	—	*	—
Michael V. Pappagallo	429,449	(10)	—	*	—
Jerald Friedman	267,400	(11)	—	*	—
Richard G. Dooley	154,637	(12)	—	*	—
Frank Lourenso	152,118	(13)	—	*	—
Glenn G. Cohen	148,921	(14)	—	*	—
Thomas Caputo	105,300	(15)	—	*	—
Joe Grills	97,500	(16)	—	*	—
Bruce M. Kauderer	37,292	(17)	2,111	*	*
Richard Saltzman	16,875	(18)	—	*	—
F. Patrick Hughes	14,063	(19)	—	*	—
Raymond Edwards	12,415		—	*	—

All Directors and executive officers as a group (15 persons)	13,822,227	(4)	2,111	12.5	*

*	Less than 1%

(1)	This information was obtained from Schedule 13G filed with the SEC on February 6, 2004.

(2)	Not applicable. The Company’s Class F Preferred Stock is not a voting security of the Company.

(3)	Includes 1,624,125 shares held by Mr. Cooper as trustee for the benefit of Mr. Kimmel’s son. Does not include 385,790 shares held by adult members of Mr. Cooper’s family, as to all of which shares Mr. Cooper disclaims beneficial ownership. Includes options or rights to acquire 312,939 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(4)	Does not include 1,635,148 shares held by KC Holdings, Inc., a related, private corporation in which Mr. Cooper holds a controlling interest. See “Compensation Committee Interlocks and Insider Participation — KC Holdings”.

(5)	This information was obtained from Schedule 13G filed with the SEC on February 12, 2004.

(6)	This information was obtained from Schedule 13F filed with the SEC as of December 31, 2003.

(7)	Does not include 1,624,125 shares held in trust by Mr. Cooper for Mr. Kimmel’s son or 2,395,951 shares held by Mrs. Helen Kimmel, his wife, as to all of which shares Mr. Kimmel disclaims beneficial ownership. Also, does not include 672,912 shares held by foundations and trusts for which Mrs. Kimmel is a trustee, as to all of which shares Mr. Kimmel disclaims beneficial ownership. Includes options or rights to acquire 56,250 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(8)	Includes options or rights to acquire 552,106 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(9)	Includes options or rights to acquire 422,134 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(10)	Includes options or rights to acquire 365,888 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(11)	Includes options or rights to acquire 252,338 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(12)	Includes options or rights to acquire 112,500 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(13)	Does not include 2,250 shares owned by Mrs. Lourenso, his wife, as to all of which shares Mr. Lourenso disclaims beneficial ownership. Includes options or rights to acquire 112,500 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(14)	Includes options or rights to acquire 109,289 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(15)	Does not include 4,500 shares owned by Mrs. Caputo, his wife, as to all of which shares Mr. Caputo disclaims beneficial ownership. Includes options or rights to acquire 87,500 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(16)	Includes options or rights to acquire 90,000 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(17)	Includes options or rights to acquire 19,020 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(18)	Includes options or rights to acquire 16,875 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

(19)	Includes options or rights to acquire 14,063 shares of Common Stock that are exercisable within 60 days of March 22, 2004.

Executive Compensation and Transactions with Management and Others

Executive Officers. Reference should be made to the Company’s annual report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference, following Part I, Item 4, for information with respect to the executive officers of the Company.

Executive Compensation. The following table sets forth the summary compensation of the Chief Executive Officer (and Chairman of the Board of Directors) and the four other most highly paid executive officers of the Company for calendar years 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Restricted Stock Awards	Securities Underlying Options (#)(2)	All other Compensation ($)(3)
Milton Cooper	12/03	658,500	350,000		—	—	112,500	450
Chairman of the Board	12/02	658,500	250,000		—	—	112,500	630
of Directors and Chief	12/01	658,500	1,550,000	(6)	—	—	112,500	1,696
Executive Officer

Michael J. Flynn (5)	12/03	658,500	350,000		—	—	112,500	450
Vice Chairman of the	12/02	658,500	350,000		—	—	112,500	630
Board of Directors and	12/01	658,500	375,000		—	—	337,500	1,696
President & Chief
Operating Officer

David B. Henry (5)	12/03	508,500	350,000		—	—	75,000	17,695	(7)
Vice Chairman of the	12/02	508,500	400,000		—	—	65,000	17,875	(7)
Board of Directors and Chief Investment Officer	12/01	365,385	1,177,885	(4)	—	—	425,000	18,947	(7)

Jerald Friedman (5)	12/03	467,154	450,000		—	—	30,000	450
Executive Vice	12/02	458,500	450,000		—	—	30,000	630
President	12/01	458,500	450,000		—	—	25,000	1,696

Michael V. Pappagallo (5)	12/03	408,500	250,000		—	—	75,000	450
Vice President — Chief	12/02	408,500	—		—	—	65,000	630
Financial Officer	12/01	258,500	225,000		—	—	50,000	1,696

(1)	No named officer received perquisites or other personal benefits aggregating the lesser of 10% of annual salary and bonus or $50,000.

(2)	Options to acquire shares of Common Stock at exercise prices equal to the fair market value on the dates of grant.

(3)	The amounts shown represent the value of Company paid group term life insurance premiums.

(4)	Includes unrestricted stock award of 37,500 shares of Common Stock valued at $1,062,500 based upon a price of $28.33 per share on April 2, 2001, as reported on the New York Stock Exchange.

(5)	See “Executive Compensation and Transactions with Management and Others — Employment Agreements”.

(6)	Includes a special incentive award of $1,300,000.

(7)	Includes life insurance premium for individual policy paid by the Company and the value of Company paid group term life insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on options to acquire shares of the Company’s Common Stock granted to the named executive officers during 2003.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Options Granted (#)(2)	% of Total Option Granted to Employees In Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Milton Cooper	112,500	6.9	43.85	12/10/13	3,102,750	7,862,625
Michael J. Flynn	112,500	6.9	43.85	12/10/13	3,102,750	7,862,625
David B. Henry	75,000	4.6	43.85	12/10/13	2,068,500	5,241,750
Jerald Friedman	30,000	1.9	43.85	12/10/13	827,400	2,096,700
Michael V. Pappagallo	75,000	4.6	43.85	12/10/13	2,068,500	5,241,750

(1)	Assumed annual rates of stock price appreciation, as determined by the SEC, for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company’s financial performance. No assurance can be given that such rates will be achieved.

(2)	Options generally become exercisable one-third on each of the first three anniversaries of the date of grant or sooner at the discretion of the Executive Compensation Committee of the Board.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table provides information on options to acquire shares of Common Stock exercised in 2003 by the named executive officers, and the value of each such officer’s unexercised options to acquire shares of Common Stock outstanding at December 31, 2003.

			Number of Unexercised Options at Year End (#)		Value of Unexercised In-the-Money Options at Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exer.	Unexer.	Exer.	Unexer.
Milton Cooper	4,687	92,412	317,626	226,125	5,561,935	1,575,900
Michael J. Flynn(2)	—	—	475,606	302,625	8,038,886	2,806,272
David B. Henry(2)	—	—	—	557,684	—	7,946,342
Jerald Friedman(2)	4,687	75,070	252,338	58,600	4,859,090	399,925
Michael V. Pappagallo(2)	—	—	365,888	135,550	7,318,511	858,575

(1)	Based upon the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2003 of $44.75 per share.

(2)	See “Executive Compensation and Transactions with Management and Others — Employment Agreements”.

Employment Agreements. In November 1998, the Company entered into a five-year employment agreement with Mr. Michael J. Flynn, pursuant to which Mr. Flynn agreed to serve as President and Chief Operating Officer of the Company. Mr. Flynn also serves as Vice Chairman of the Board of Directors. In accordance with this employment agreement, Mr. Flynn (i) receives a base salary of $650,000 per annum, (ii) is eligible to receive a bonus in such amounts, if any, as the Board, in its sole discretion, determines and (iii) is eligible to receive grants of Common Stock or options with respect thereto, in such amounts, if any, as the Board, in its sole discretion, determines. Mr. Flynn’s employment agreement was extended through 2004. In the event of, and depending upon the reasons for, a termination of Mr. Flynn’s employment with the Company prior to the expiration of the employment agreement, (i) any non-vested options would become 100% vested as of the termination date and (ii) Mr. Flynn would receive severance in the amount equal to the base salary and bonus then in effect for the greater of the balance of the term of this agreement or one year.

The Company commenced a five-year employment agreement with Mr. David B. Henry effective April 2001, pursuant to which Mr. Henry serves as Chief Investment Officer of the Company. Mr. Henry also serves as Vice Chairman of the Board of Directors. In accordance with this employment agreement, Mr. Henry receives a minimum of $750,000 per annum ($500,000 base salary and $250,000 guaranteed bonus) as compensation for his services. At the time Mr. Henry signed the employment agreement, he received an unrestricted award of 37,500 shares of Common Stock, which award was valued at $1,062,500 based on the closing price of Common Stock on the date of the grant. At the same time, Mr. Henry was granted options to acquire 375,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. Of these stock options 37,500 are considered qualified incentive stock options, as defined in and to the extent permitted under the Company’s Equity Participation Plan, and the remaining 337,500 stock options are non-qualified options. These options generally vest in three equal installments upon each of the first three anniversaries of the date of grant. Mr. Henry is also entitled to an unrestricted award of 37,500 shares of Common Stock if Mr. Henry is employed by the Company on the tenth anniversary of the effective date of the employment agreement. In the event of, and depending upon the reasons for a termination of Mr. Henry’s employment with the Company prior to such dates, (i) any such non-vested options would become 100% vested as of the termination date and (ii) Mr. Henry would receive severance in the amount equal to the base salary and guaranteed bonus then in effect for the greater of the balance of the term of his employment agreement or one year.

In June 1998, the Company entered into a three-year employment agreement with Mr. Jerald Friedman, pursuant to which Mr. Friedman began to serve as Executive Vice President of the Company. In accordance with this employment agreement, Mr. Friedman received a minimum of $450,000 per annum ($300,000 base salary and $150,000 guaranteed bonus) as compensation for his services. At the time Mr. Friedman signed the employment agreement, he was granted options to acquire 150,000 shares of Common Stock at an exercise price of $24.958 per share, the market price on the date of grant. These stock options are considered qualified incentive stock options, as defined in and to the extent permitted under the Company’s Equity Participation Plan. These options vested in three equal installments upon each of the first three anniversaries of the date of grant.

In April 2000, the Company amended and restated the employment agreement with Mr. Friedman whereby effective January 1, 2000, Mr. Friedman also began to serve as President of the Company’s new development subsidiary Kimco Developers, Inc. (“KDI”). Effective January 2002, the term of this agreement was extended through December 31, 2005 (the “First Amendment to Employment Agreement”). In accordance with the First Amendment to Employment Agreement, Mr. Friedman receives a base salary of $450,000 per annum. In addition, Mr. Friedman is eligible to earn a bonus upon the calculation of KDI’s Profits, as defined in the First Amendment to Employment Agreement. The bonus is determined and paid semi-annually. Pursuant to the First Amendment to Employment Agreement, the bonus payable to Mr. Friedman for each six month period ending on the June 30th Measurement Date, as defined in the First Amendment to Employment Agreement, is an amount equal to the lesser of (i) fifteen percent (15%) of KDI’s Profits for that six month period or (ii) $225,000. The bonus payable to Mr. Friedman for each six month period ending on the December 31st Measurement Date, as defined in the First Amendment to Employment Agreement, is an amount equal to fifteen percent (15%) of KDI’s Profits for the twelve month period just ended, minus the bonus calculated on the immediately preceding June 30th Measurement Date, provided that the annual bonus to be earned by Mr. Friedman shall never exceed $450,000 for any said twelve month period ending on December 31st. In the event of, and depending upon the reasons for, a termination of Mr. Friedman’s employment with the Company prior to the expiration of the employment agreement, (i) any non-vested options would become 100% vested as of the termination date and (ii) Mr. Friedman would receive severance in the amount equal to the base salary and bonus then in effect for the greater of the balance of the term of this agreement or one year.

In April 1997, the Company entered into a two-year employment agreement with Mr. Michael V. Pappagallo pursuant to which Mr. Pappagallo began to serve as Chief Financial Officer effective May 27, 1997. This employment agreement was extended through December 31, 2001. In accordance with this employment agreement, Mr. Pappagallo was to receive $400,000 per annum ($250,000 base salary and $150,000 guaranteed bonus) as compensation for his services. The agreement further provided that Mr. Pappagallo be granted options to acquire 75,000 shares of the Company’s Common Stock at an exercise price of $20.75 per share, the market price on the date of the grant. These stock options were considered incentive stock options, as defined in and to the extent permitted under the Company’s Equity Participation Plan (as defined herein), and otherwise are non-qualified options. Options with respect to these shares vested in three equal installments upon each of the first three anniversaries of the date of grant.

Effective January 2002, the Company entered into a new three-year employment agreement with Mr. Pappagallo pursuant to which Mr. Pappagallo continues to service as Chief Financial Officer of the Company. In accordance with this employment agreement, Mr. Pappagallo (i) is to receive a base salary of $400,000 per annum, (ii) shall be eligible to receive a bonus in such amounts, if any, as the Board, in its sole discretion shall determine and (iii) shall be eligible to receive grants of Common Stock of the Company or options with respect thereto, in such amounts, if any, as the Board in its sole discretion shall determine. In the event of, and depending upon the reasons for a termination of Mr. Pappagallo’s employment with the Company prior to such dates, (i) any such non-vested shares would become 100% vested as of the termination date and (ii) Mr. Pappagallo would receive the remaining compensation due through the term of his employment agreement.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee of the Board of Directors is currently comprised of Messrs. Martin Kimmel, Richard Dooley, Joe Grills, and Richard Saltzman. Mr. Frank Lourenso, who was a member of the Executive Compensation Committee in 2003, would no longer be considered an “outside director” pursuant to Section 162(m) of the Internal Revenue Code, as amended, and, as such, is no longer a member of the Executive Compensation Committee. The Executive Compensation Committee is charged with the responsibility of determining compensation levels, including awards pursuant to the Company’s Equity Participation Plan, for the named executive officers. No executive officer of the registrant served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or the Executive Compensation Committee.

KC Holdings. Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Mr. Martin Kimmel, Chairman Emeritus of the Board, are stockholders of KC Holdings, Inc. (“KC Holdings”). The Company is party to a management agreement pursuant to which it manages three of KC Holdings’ four remaining shopping center properties under terms which the Company believes are no less favorable than would be obtained in negotiations with an independent third party. The remaining property is owned in a joint venture and is managed by an unaffiliated joint venture partner. The management agreement was approved by a majority of the Company’s Directors who are not also stockholders of KC Holdings. Management fees paid by KC Holdings to the Company were approximately $0.1 million during 2003.

Joint Ventures. Certain members of the Company’s management have investments in various real estate joint ventures or limited partnerships which own and/or operate certain of the Company’s property interests. Such management investments predate the Company’s initial public offering and, in each case, the Company is a general partner of the joint venture or partnership and controls or directs the management of the joint venture or partnership. Any material future transactions involving these joint ventures or partnerships, such as major renovations, disposal or sale, is subject to the approval of a majority of disinterested directors of the Company.

Relationship with J.P. Morgan. Mr. Frank Lourenso is an Executive Vice President of J.P. Morgan and has been a Director of the Company since December 1991. The Company maintains its principal banking relationship with J.P. Morgan and J.P. Morgan provides the Company with investment banking services. J.P. Morgan, together with a consortium of additional banks, provided the Company with a $500.0 million, unsecured revolving credit facility which is scheduled to expire in August 2006. At December 31, 2003 there was $45.0 million outstanding under this facility.

Relationship with The State of New York Common Retirement Fund. Mr. Joe Grills is a member of the Investment Advisory Committee of The State of New York Common Retirement Fund (the “NYSCRF”). Mr. Grills has been a Director of the Company since January 1997. During 1999, the Company entered into a joint venture arrangement with the NYSCRF and other institutional investors in connection with the Kimco Income Operating Partnership, an entity established for the purposes of investing in high quality retail properties, financed primarily through the use of individual non-recourse mortgages. The NYSCRF has contributed approximately $217.5 million to the joint venture. This investment by the NYSCRF was reviewed by the NYSCRF Real Estate Advisory Committee of which Mr. Grills is not a member.

Report of the Executive Compensation Committee on Executive Compensation

The Executive Compensation Committee has provided the following Report on Executive Compensation:

The Committee is responsible for developing, administering, and monitoring the Company’s executive compensation programs; ensuring that the executive compensation programs are designed to be consistent with the Company’s corporate strategies and business objectives; reviewing and approving all compensation plans affecting senior management of the Company; and determining the specific amounts of compensation for the Chief Executive Officer, and certain other members of senior management of the Company.

Compensation Strategy and Performance Criteria. The members of this Committee believe the Company’s success is attributable in large part to the talent and dedication of its associates and, in particular, to the management and leadership efforts of its executive officers. Accordingly, the Company, under the guidance of the Executive Compensation Committee, is committed to develop and maintain compensation policies, plans and programs which are intended to promote the enhancement of cash flows, increased values of real property and other investments and, consequently, increased stockholder values, by aligning the financial interests of the Company’s senior management with those of its stockholders.

Incentive Compensation. The Company relies, to a large degree, on annual and longer term incentive compensation (that is, specifically cash bonuses, stock grants and stock option grants) to attract and retain corporate officers and other key associates of outstanding ability, and to motivate such persons to perform to their fullest potential. These forms of incentive compensation are variable and designed to effectuate a pay-for-performance philosophy which considers management’s ability to consistently improve the Company’s Funds from Operations (a widely-accepted measure of performance for real estate investment trusts) to be of paramount importance. Other performance criteria which affect incentive awards include the demonstrated ability to strengthen the Company’s capital structure, the measure of improved total return to stockholders and individual performance/contributions to corporate goals and objectives.

General Policies Regarding Compensation of Executive Officers. The Committee periodically deliberates the appropriate combination of cash and stock-based compensation, and weighs the competitiveness of the Company’s plans in relation to compensation practices employed by a select group of successful real estate investment trusts that are (i) included in the NAREIT equity index used in the accompanying stock performance graph, and (ii) believed to be comparable to the Company based on market capitalization, portfolio size and distribution and product type. In general, the Committee has set base compensation levels for the Company’s executive officers at competitive levels relative to this peer group. The Committee also considers the Company’s performance over time, each executive officer’s performance and subjective features like individual experience in determining base salaries. Cash bonuses and the number of stock options granted annually is an amount which the Committee, after due consideration of corporate and individual performance, changes in job function or title, competitive option grant levels and previously awarded options, considers appropriate to fairly compensate and properly motivate its executive officers.

Consultants to the Committee. From time to time the Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company’s various compensation programs and determining appropriate levels of salary, bonus and other awards payable to the Company’s officers and key personnel, as well as to guide the Company in the development of near-term individual performance objectives necessary to achieve long-term profitability. No compensation consultants were retained during 2003 or 2002. During 2001, the Company on behalf of the Executive Compensation Committee engaged a compensation consulting firm to perform a market survey of the compensation levels for all key positions in the Company and engaged PricewaterhouseCoopers LLP, the Company’s independent accountants, to perform a study with regard to a special incentive award for Mr. Milton Cooper, Chief Executive Officer of the Company.

2003 Performance. The Committee determines base and incentive compensation of senior management based, in part, on the Company’s performance. In evaluating 2003 performance, the Committee noted the Company’s ability, under the direction of senior management, to increase Funds from Operations (“FFO”, a widely accepted supplemental non-GAAP measure of performance for real estate investment trusts — a complete reconciliation containing adjustments from GAAP net income to FFO is included in this report) for the year ended December 31, 2003 to $353.1 million as compared to $308.9 million for the year ended December 31, 2002. On a diluted per share basis, FFO increased 10.2% to $3.23 for the year ended December 31, 2003 from $2.93 for the previous year. During 2003, there were several accounting pronouncements and clarifications that affected real estate companies, primarily pertaining to asset impairment charges and reporting of gains/losses on early extinguishment of debt. As such, to improve comparability the Company revised its previously reported 2002 FFO amount of $319.7 million to $308.9 million and FFO per diluted share was revised from $3.03 to $2.93.

The following table reconciles the Company’s GAAP Net Income to FFO for the years ended December 31, 2003 and 2002 (in thousands, except per share information).

	Year Ended December 31,
	2003	2002
Funds From Operations
Net income	$307,879	$245,668
Gain on disposition of operating properties	(50,834)	(12,778)
Depreciation and amortization	89,068	76,674
Depreciation and amortization — real estate jv’s	29,456	17,779
Preferred stock redemption costs	(7,788)	—
Preferred stock dividends	(14,669)	(18,437)
Funds from operations	$353,112	$308,906
Per common share — basic	$3.30	$2.96
— diluted	$3.23	$2.93	(2)
Weighted average shares outstanding
— basic	107,092	104,458
— diluted	111,168 (1)	105,969	(1)

(1)	Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Funds from operations would be increased by $5,771 and $1,423 for the years ended December 31, 2003 and 2002, respectively, reflecting the distributions associated with the units.

(2)	2002 FFO was reduced from $3.03 to $2.93 for the year ended December 31, 2002 to include gains on early extinguishment of debt of $22,255 and adjustments to property carrying values of ($33,030).

The Company’s improved performance reflects the combined effect of (i) acquisitions of operating properties, including the Mid-Atlantic Realty Trust merger which added 41 operating properties, (ii) significant leasing within the portfolio which increased occupancy in the parent portfolio to 90.7% at December 31, 2003 as compared to

87.8% at December 31, 2002, (iii) increased contributions from the Company’s co-investment programs, including KIR, Kimco Retail Opportunity Portfolio and the Canadian RioCan Venture, (iv) increased gains from Kimco Developers, Inc. merchant building sales and (v) increased contributions from other real estate investments, including the Company’s Preferred Equity program and Kimsouth disposition program.

In addition, in evaluating the Company’s performance, the Committee gave consideration to management’s ability to improve liquidity and strengthen the Company’s consolidated balance sheet through (i) the completion of two primary offerings of 4.8 million shares of its Common Stock providing total proceeds of approximately $188.7 million to stockholders’ equity, (ii) the redemption of the Company’s $75 million 7-3/4% Class A, $50 million 8-1/2% Class B and $100 million 8-3/8% Class C Cumulative Redeemable Preferred Stocks and the new issuance of $175 million 6.65% Class F Cumulative Redeemable Preferred Stock, (iii) effectively utilizing its medium-term notes program to issue $200 million in cost-effective unsecured debt which provided capital for debt repayment and (iv) the establishment of a new $500 million 3-year unsecured revolving credit facility which replaced the Company’s $250 million unsecured revolving credit facility which was scheduled to mature in 2003. The Company continues to maintain a strong capital structure as evidenced by the percentage of its total debt to total market capitalization of 30% at December 31, 2003. The Company has maintained strong debt service coverage and fixed charge coverage ratios as part of its commitment to maintaining its investment grade debt ratings.

As a result of the Company’s improved 2003 performance, the Board of Directors increased the quarterly common dividend beginning in 2004 by 5.6% to $0.57 per share or $2.28 per share on an annualized basis as compared to $2.16 per share for 2003.

During 2003, the REIT industry experienced strong investor support primarily because of strong dividend levels in a low interest rate environment and the stable characteristics of REIT stocks. The Company’s strong financial performance coupled with strong investor support produced total returns to stockholders during 2003 of approximately 54% from the combination of the Company’s dividend and improved common stock price. The Executive Compensation Committee believes the Company’s 2003 financial and operating performance underscores the Company’s long term strategy to maintain a strong balance sheet while investing opportunistically and selectively in order to enhance stockholder value.

The Committee determined bonuses and stock awards for senior management in 2003 based on its analysis of the Company’s 2003 performance and the ability of individual members of management to achieve targeted earnings, operations and financing objectives.

Chief Executive Officer Compensation. The compensation of Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company for the year ended December 31, 2003 was determined in accordance with the criteria discussed above.

Under Mr. Cooper’s direction in 2003, the Company achieved notable growth in FFO per share, completed the Mid-Atlantic Realty Trust merger, increased occupancy in the Company’s portfolio and increased contributions from various real estate programs. Mr. Cooper also oversaw improvement in the Company’s liquidity and strengthening of the Company’s consolidated balance sheet in 2003. In recognition of Mr. Cooper’s contributions to the achievement of the Company’s goals and continued successful execution of the Company’s long-term business plan, the Committee granted to Mr. Cooper options to purchase 112,500 shares of Common Stock which vest over the next three years and awarded Mr. Cooper a cash bonus of $350,000 for the year ended December 31, 2003.

Joe Grills
Martin S. Kimmel
Richard G. Dooley
Frank Lourenso
Richard Saltzman

Total Stockholder Return Performance. The following performance chart compares, over the five years ended December 31, 2003, the cumulative total stockholder return on the Company’s common stock with the cumulative total return of the S&P 500 Index and the cumulative total return of the NAREIT Equity REIT Total Return Index (the “NAREIT Equity Index”) prepared and published by the National Association of Real Estate Investment Trusts (“NAREIT”). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT Equity Index includes all tax qualified equity real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System. Stockholder return performance, presented quarterly for the five years ended December 31, 2003, is not necessarily indicative of future results. All stockholder return performance assumes the reinvestment of dividends.

Audit Committee Report

The Audit Committee of the Board of Directors of the Company is responsible for providing objective oversight of the Company’s financial accounting and reporting functions, system of internal control and audit process. The Audit Committee was comprised of four directors, including Mr. Hughes who joined the Audit Committee in October 2003. All of the members of the Audit Committee during 2003 were independent as defined under the then current listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended in 2003. A copy of the Audit Committee Charter, as amended, is attached to this Proxy Statement as Appendix A and is available on the Company’s web site.

Management of the Company is responsible for the Company’s system of internal control and its financial reporting process. The independent accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for the monitoring and oversight of these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2003 audited consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the independent accountant’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the December 31, 2003 audited consolidated financial statements and the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

Frank Lourenso
Richard G. Dooley
Joe Grills
F. Patrick Hughes

Equity Participation Plan

Description of Plan. The Company maintains its Stock Option Plan (the “Stock Option Plan”) and its 1998 Equity Participation Plan (the “Equity Participation Plan”) for the benefit of its eligible employees, consultants and directors. The Equity Participation Plan was established for the purpose of attracting and retaining the Company’s directors, executive officers and other key employees by offering them an opportunity to own Common Stock and/or rights which will reflect the growth, development and financial success of the Company. The Equity Participation Plan provides that the Executive Compensation Committee or the Board, as applicable, may grant or issue “incentive” stock options and “non-qualified” stock options (within the meaning of the Internal Revenue Code, the “Code”), that vest over time and are exercisable at the “fair market value” of the Common Stock at the date of grant. In addition, the Equity Participation Plan provides for the granting of deferred stock (“Deferred Stock”) to the Non-employee Directors of the Company. Deferred Stock may be granted to Non-employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-employees Directors, pursuant to such policies as may be adopted by the Board from time to time. Unless otherwise provided by the Board, a grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Common Stock underlying the award has been issued. The term of an award of Deferred Stock shall be set by the Board in its sole discretion. The Board grants stock options in consideration of employees past or prospective service with the Company.

The Executive Compensation Committee has the authority under the Equity Participation Plan to determine the terms of options granted under the Equity Participation Plan, including, among other things, the individuals (who may be any of the Company’s employees, any of the Company’s consultants or any of the Company’s directors) who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified option shall be granted, the number of shares to be subject to each option and the date or dates each option shall become exercisable. All employees, consultants and directors of the Company are eligible to receive options under the Equity Compensation Plan. The Executive Compensation Committee also has the authority to grant options upon the condition that the employee agrees to cancel all or a part of a previously granted option and to amend or accelerate the vesting of previously granted options. The Board of Directors has adopted an amendment to the Equity Participation Plan that provides that the stock options, once granted, may not be re-priced by the Executive Compensation Committee, except in connection with a transaction such as a stock split, stock dividend, merger, corporate reorganization or other transaction in an appropriate manner in order to prevent dilution or enlargement of the benefits or potential benefits to the holder as a result of or in connection with such transaction.

The exercise price and term of each option are fixed by the Executive Compensation Committee, provided, however, that the exercise price must be at least equal to the fair market value of the stock on the date of grant and the term cannot exceed 10 years; and further provided that in the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, a subsidiary or a parent (within the meaning of Section 424 of the Code), the exercise price must be at least 110% of the fair market value on the date of grant and the term cannot exceed five years. Incentive stock options may be granted only within 10 years from the date of adoption of the Equity Participation Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted under the Equity Participation Plan, or any other plan of the Company or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. The maximum number of options that may be granted to any one individual in any calendar year shall not exceed 750,000, provided that the grant of the options will not cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes. An optionee may, with the consent of the Executive Compensation Committee, elect to pay for the shares to be received upon exercise of his options in cash, shares of Common Stock or any combination thereof.

Proposed Amendment. If Proposal 2, included herein, is approved at the Meeting by the necessary vote of stockholders, up to 15% of the shares of Common Stock available for future grant under the Equity Participation Plan could be granted as restricted shares of Common Stock. Additionally, the Equity Participation Plan will be amended and restated in order to comply with certain requirements under the Sarbanes-Oxley Act and Section 162(m) of the Internal Revenue Code. A copy of the proposed Amended and Restated Equity Participation Plan is attached to this Proxy Statement as Appendix D. (See Proposal 2.)

Option Grants. A maximum aggregate of 18,500,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan (4,500,000 shares, all of which have been issued) and the Equity Participation Plan (14,000,000 shares). Options to acquire 1,621,438, 1,562,525 and 2,119,175 shares were granted during 2003, 2002 and 2001 at weighted average exercise prices of $43.34, $31.43 and $30.71 per share, respectively. The closing price of the Company’s common stock on the New York Stock Exchange on March 22, 2004 was $49.45.

The following table sets forth certain information available to the Company as of March 22, 2004, with respect to grants of options or rights to acquire shares of Common Stock since the inception of the Equity Participation Plan:

Name and Position	Options or Rights Granted (#)
Milton Cooper — Chairman of the Board and Chief Executive Officer	562,500
Martin S. Kimmel — Chairman (Emeritus) of the Board	56,250
Michael J. Flynn — Vice Chairman of the Board and Chief Operating Officer	897,000
David B. Henry — Vice Chairman of the Board and Chief Investment Officer	565,000
Richard G. Dooley — Director	67,500
Frank Lourenso — Director	67,500
Joe Grills — Director	67,500
Richard Saltzman — Director	16,875
F. Patrick Hughes — Director	14,063
Michael V. Pappagallo — Vice President–Chief Financial Officer	415,000
Jerald Friedman — President, KDI and Executive Vice President	325,000
Raymond Edwards — Vice President–Retail Property Solutions	257,500
Glenn G. Cohen — Vice President–Treasurer	197,500
Thomas Caputo — Executive Vice President	140,000
Bruce M. Kauderer — Vice President–Legal, General Counsel and Secretary	128,250
All current executive officers as a group	3,487,750
All Directors as a group	2,314,188
All Directors who are not executive officers as a group	289,688
All employees and consultants, including all officers who are not executive officers, as a group	5,169,179

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	7,555,805	$31.24	5,109,883
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	7,555,805	$31.24	5,109,883

401(k) Plan

The Company maintains a 401(k) retirement plan (the “401(k) Plan”) covering substantially all officers and employees of the Company. The 401(k) Plan permits participants to defer up to a maximum of 10% of their eligible compensation, which deferrals generally are matched concurrently by the Company up to a maximum of 5% of the employee’s eligible compensation. Participants in the 401(k) Plan are not subject to Federal and state income tax on salary deferral contributions or Company contributions or on the earnings thereon until such amounts are withdrawn from the 401(k) Plan. Salary reduction contributions are treated as wages subject to FICA tax. Withdrawals from the plan may only be made upon termination of employment, or in connection with certain provisions of the 401(k) Plan that permit hardship withdrawals.

Certain Relationships and Related Transactions

KC Holdings. Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Mr. Martin Kimmel, Chairman Emeritus of the Board, are stockholders of KC Holdings, Inc. (“KC Holdings”). The Company is party to a management agreement pursuant to which it manages three of KC Holdings’ four remaining shopping center properties under terms which the Company believes are no less favorable than would be obtained in negotiations with an independent third party. See “Compensation Committee Interlocks and Insider Participation — KC Holdings.”

Joint Ventures. Members of the Company’s management have investments in certain real estate joint ventures or limited partnerships which own and/or operate certain of the Company’s property interests. Any material future transactions involving these joint ventures or partnerships is subject to the approval of a majority of disinterested directors of the Company. See “Compensation Committee Interlocks and Insider Participation — Joint Ventures.”

Relationship with J.P. Morgan. Mr. Frank Lourenso is an Executive Vice President of J.P. Morgan and has been a Director of the Company since December 1991. The Company maintains its principal banking relationship with J.P. Morgan and J.P. Morgan provides the Company with investment banking services. J.P. Morgan, together with a consortium of additional banks, provided the Company with an unsecured revolving credit facility. See “Compensation Committee Interlocks and Insider Participation — Relationship with J.P. Morgan.”

Relationship with The State of New York Common Retirement Fund. Mr. Joe Grills is a member of the Investment Advisory Committee of The State of New York Common Retirement Fund (the “NYSCRF”). Mr. Grills has been a Director of the Company since January 1997. During 1999, the Company entered into a joint venture arrangement with the NYSCRF and other institutional investors in connection with the Kimco Income Operating Partnership. This investment by the NYSCRF was reviewed by the NYSCRF Real Estate Advisory Committee of which Mr. Grills is not a member. See “Compensation Committee Interlocks and Insider Participation — Relationship with The State of New York Common Retirement Fund.”

Family Relationships. Mr. Paul Dooley, Manager of Real Estate Tax Administration and Insurance of the Company, is the son of Mr. Richard G. Dooley, a director of the Company. Mr. Paul Dooley was paid a cash salary in 2003 as an employee of the Company that is commensurate with his position and was granted 10,000 options in 2003 pursuant to the Equity Participation Plan. In addition, Mr. Paul Dooley was extended loans in the amount of $49,983 in 2001, $36,960 in 2000 and $62,865 in 1999 to supplement available margin loans and partially fund the purchase of 4,511 shares, 3,465 shares and 4,950 shares, respectively, of Common Stock. The stock purchase loans are scheduled to be repaid over a term of two years and bear interest at a rate of 6% per annum, however, the term may be extended at the discretion of the Board of Directors. The amount outstanding under these loans as of March 22, 2004 was $107,395.

Mr. Patrick Flynn, Director of Real Estate of the Company, is the son of Mr. Michael J. Flynn, Vice Chairman of the Board, President and Chief Operating Officer of the Company. Mr. Patrick Flynn is also the President and a director of Blue Ridge Real Estate/Big Boulder Corporation, an entity in which the Company has a significant interest. Mr. Patrick Flynn was paid a cash salary in 2003 as an employee of the Company that is commensurate with his position and was granted 7,000 options in 2003 pursuant to the Equity Participation Plan.

Transactions with Ripco Real Estate Corporation (“Ripco”). Ripco’s primary business activity is that of a leasing agent and representative for national and regional retailers. Mr. Todd Cooper, an officer and 37% shareholder of Ripco, is a son of Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company. During 2003, the Company paid brokerage commissions of $23,350 to Ripco for services rendered as leasing agent for two national tenants in shopping center properties owned by the Company. In addition, KIR, an entity in which the Company holds a 43.3% non-controlling limited partnership interest, paid a brokerage commission of $9,217 to Ripco for services rendered as leasing agent for a national tenant in a shopping center property owned by KIR. The Company believes that the brokerage commissions paid were at or below the customary rates for such leasing services.

Indebtedness of Management. The following table sets forth information with respect to indebtedness of Directors and executive officers to the Company.

Name and Principal Position	Largest Aggregate Indebtedness Outstanding During 2003 ($) (7)		Purpose of Indebtedness	Amount Outstanding ($) (6)	Interest Rate (%)
Michael J. Flynn	87,021	(1)	Purchase of Common Stock	—	6.0
Vice Chairman of the
Board of Directors.
President and Chief
Operating Officer

David B. Henry	388,766	(2)	Purchase of Common Stock	—	6.0
Vice Chairman of the
Board of Directors.
Chief Investment Officer

Bruce M. Kauderer	97,994	(3)	Purchase of Common Stock	—	6.0
Vice President — Legal
Jerald Friedman	90,884	(4)	Purchase of Common Stock	—	6.0
Executive Vice President

Raymond Edwards	105,513	(5)	Purchase of Common Stock	—	6.0
Vice President

(1)	Represents loans extended during 2001 and 2002 to supplement available margin loans and partially fund the purchase of 4,687 shares and 4,687 shares, respectively, of Common Stock. The stock purchase loans were scheduled to be repaid over a term of two years. During 2003, Mr. Flynn repaid these loans and all accumulated interest in full.

(2)	Represents (i) loan associated with an unrestricted stock award of 37,500 shares; this loan which is collateralized by the shares of Common Stock awarded was scheduled to be repaid over a term of five years and (ii) loans extended during 2001 and 2002 to supplement available margin loans and partially fund the purchase of 3,658 shares and 3,658 shares, respectively, of Common Stock by Mr. Henry. These stock purchase loans were scheduled to be repaid over a term of two years. During 2003, Mr. Henry repaid these loans and all accumulated interest in full.

(3)	Loans extended during 2000, 2001 and 2002 to supplement available margin loans and partially fund the purchase of 4,687 shares, 4,687 shares and 4,594 shares, respectively, of Common Stock by Mr. Kauderer. These stock purchase loans were scheduled to be repaid over a term of two years. During 2003, Mr. Kauderer repaid these loans and all accumulated interest in full.

(4)	Loans extended during 2001 and 2002 to supplement available margin loans and partially fund the purchase of 4,687 shares and 4,687 shares, respectively, of Common Stock by Mr. Friedman. These stock purchase loans were scheduled to be repaid over a term of two years. During 2003, Mr. Friedman repaid these loans and all accumulated interest in full.

(5)	Loans extended during 2001 and 2002 to supplement available margin loans and partially fund the purchase of 3,258 shares and 3,258 shares, respectively, of Common Stock by Mr. Edwards. These stock purchase loans were scheduled to be repaid over a term of two years. During 2003, Mr. Edwards repaid these loans and all accumulated interest in full.

(6)	Indebtedness outstanding as of March 22, 2004.

(7)	Each of these loans was made prior to July 30, 2002 and the amount of largest aggregate indebtedness outstanding includes accumulated interest for each loan.

Independent Public Accountants

PricewaterhouseCoopers LLP was engaged to perform the annual audit of the books of account of the Company for the calendar years ended December 31, 2003 and 2002. There are no affiliations between the Company and PricewaterhouseCoopers LLP, its partners, associates or employees, other than as pertaining to its engagement as independent auditors for the Company in previous years. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The following table provides information relating to the fees billed to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002:

	2003	2002
Audit Fees (1)	$500,000	$410,000
Audit Related Fees (2)	$30,000	$25,000
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)	Audit fees include all fees for services in connection with (i) the annual audit of the Company’s fiscal 2003 and 2002 financial statements included in its annual reports on Form 10-K, (ii) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q, (iii) the audit of the fiscal 2003 and 2002 financial statements of KIR, an entity in which the Company has a 43.3% non-controlling limited partnership interest and (iv) the consents and comfort letters issued in connection with two common stock offerings, one preferred stock offering, three unsecured debt offerings and filing of the Company’s shelf registration statement during 2003 and four debt offerings during 2002.

(2)	Includes fees for the audit of the Company’s employee benefit plan.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Public Accountants. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent accountants. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent accountants.

On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All services performed for 2003 were pre-approved by the Committee.

The Audit Committee of the Board of Directors annually submits its recommendation with respect to the engagement of independent public accountants at the meeting of the full Board of Directors which takes place each year during the Company’s third fiscal quarter. PricewaterhouseCoopers LLP has been the Company’s independent public accountants since 1986. The Audit Committee of the Board of Directors will review the appointment of PricewaterhouseCoopers LLP for 2004 later this year.

PROPOSAL 2
Proposal Regarding Equity Participation Plan

The Company maintains its Stock Option Plan and its Equity Participation Plan pursuant to which the Executive Compensation Committee of the Board of Directors, as the administrator of the Plans, may grant incentive and non-qualified stock options, for the purposes of (i) furthering the growth, development and financial success of the Company by providing additional incentive to its directors, executive officers, consultants and other key employees who have been or will be given responsibilities for the management or administration of the Company’s business affairs, and (ii) enabling the Company to attract and retain the services of the type of professional and managerial personnel considered essential to the long range success of the Company by providing an opportunity for such personnel to become owners of capital stock of the Company.

The Executive Compensation Committee consists of four directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Securities Exchange Act of 1934, as amended and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code, as amended, and the other regulations thereunder (the “Code”).

A maximum aggregate of 18,500,000 shares of Common Stock are reserved for issuance under the Stock Option Plan (4,500,000 shares, all of which have been issued) and the Equity Participation Plan (14,000,000 shares). Options to acquire 13,390,117 shares at a weighted average grant price of $25.82 have been granted through December 31, 2003, and as of such date 5,109,883 shares remain available for future grant under the Equity Participation Plan. As of December 31, 2003, there were options to acquire 7,555,805 shares of Common Stock outstanding at a weighted average price of $31.24 per share. The maximum number of shares of Common Stock that may be subject to options or other awards granted under the Equity Participation Plan to any individual during any calendar year is 750,000.

The Executive Compensation Committee considers the future grant of rights with respect to shares of Common Stock under the Equity Participation Plan to be an integral part of the Company’s compensation strategies and policies, as it seeks to promote the enhancement of cash flows, increased values of real property and other investments, and, consequently, increased stockholder value, by aligning the financial interests of the Company’s directors, executive officers, consultants and other key employees with those of its stockholders. Accordingly, in order to assist in aligning the financial interests of the Company’s directors, executive officers, consultants and other key employees with those of its stockholders, the members of the Executive Compensation Committee have recommended to the Board of Directors that the Equity Participation Plan be amended so that the Executive Compensation Committee has the authority to grant up to 15% of the shares of Common Stock available for future grant under the Equity Participation Plan, or up to 766,482 shares, as grants of restricted shares of Common Stock. Grants of restricted shares to employees subject to Code Section 162(m) (see below) are limited to grants of up to 50,000 restricted shares of Common Stock per year per individual. Additionally, the Equity Participation Plan will be amended and restated in order to comply with certain requirements under the Sarbanes-Oxley Act and Section 162(m) of the Internal Revenue code. A copy of the proposed Amended and Restated Equity Participation Plan is attached to this Proxy Statement as Appendix D.

The Executive Compensation Committee may grant awards of restricted shares to employees who are or may be “covered employees”, as defined in Section 162(m) of the Code, in order to preserve the deductibility of these awards for federal income tax purposes. A performance-based award of restricted shares will only vest upon the completion of any given performance period to the extent that pre-established performance goals set by the Executive Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net income; pre-tax income; operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions or savings; funds from operations; appreciation in the fair market value of a share of Common Stock; operating profit; working capital; and earnings before any one or more of the following items; interest, taxes, depreciation or amortization. With regard to a particular performance period, the Executive Compensation Committee shall have the discretion to select the length of the performance period, and the goals that will be used to measure the performance for the period.

The directors, executive officers, consultants and other key employees who may receive grants of restricted shares of Common Stock will be determined in the future by the Executive Compensation Committee of the Board of Directors. Restricted shares of Common Stock will vest over such period of time as the Executive Compensation Committee shall determine when it grants any such restricted shares. The persons named as proxies in the accompanying form of proxy intend to vote FOR this recommendation.

Vote Required

Approval of the recommendation by the Board of Directors to allow for the grant of up to 15% of the shares of Common Stock available for future grant under the Equity Participation Plan as grants of restricted shares of Common Stock requires approval by the affirmative vote of the holders of a majority of the votes cast at the Meeting; provided that the total number of votes cast at the Meeting represents over 50% in interest of all Common Stock entitled to vote on such proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote against such proposal unless holders of more than 50% in interest of all securities entitled to vote on such proposal cast votes, in which event broker non-votes will have no effect on the result of such vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL TO ALLOW FOR THE GRANT OF UP TO 15% OF THE SHARES OF COMMON STOCK AVAILABLE FOR FUTURE GRANT UNDER THE EQUITY PARTICIPATION PLAN AS GRANTS OF RESTRICTED SHARES OF COMMON STOCK.

PROPOSAL 3

The Massachusetts State Carpenters Pension Fund, 350 Forham Road, Wilmington, MA 01887, owner of 2000 shares of the Company’s Common Stock, has submitted the following proposal:

Separate Chairman and Chief Executive Officer Positions

Resolved: That the stockholders of Kimco Realty Corporation (“Company”) urge the Board of Directors to take the necessary steps to amend the by-laws to require that, subject to any presently existing contractual obligations of the Company, the Chairman of the Board of Directors shall not concurrently serve as the Chief Executive Officer.

Supporting Statement: The Board of Directors is elected by stockholders to oversee management and its Chairman provides leadership for the Board. The Business Roundtable has noted that “the paramount duty of the board of directors is to select a Chief Executive Officer and oversee the CEO and other senior management...” The Business roundtable, Principles of Corporate Governance, May 2002.

We believe that to be effective a board of directors must be led by a Chairman who is independent of management, for in our opinion, having the same individual serve as both Chairman and CEO necessarily impairs the Chairman’s ability to hold the CEO accountable.

The Conference Board recently issued a report on corporate governance. The Commission’s members included John Snow, U.S. Treasury Secretary and Former Chairman of CSX Corporation; John Bogle, the Founder and former Chairman of Vanguard Group; Arthur Levitt Jr., former SEC Chairman; and former Federal Reserve System Chairman Paul Volcker. Its report stated:

The Commission is profoundly troubled by the corporate scandals of the recent past. The primary concern in many of these situations is that strong CEOs appear to have exerted a dominant influence over their board, often stifling the efforts of directors to play the central oversight role needed to ensure a healthy system of corporate governance....

The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues provides wise counsel and asks management the tough questions is capable of ensuring that the interests of stockholders as well as other constituencies are being properly served. The Conference Board Commission on Public Trust and Private Enterprise, Findings and Recommendations, January 9, 2003.

The Report discussed three principal approaches to provide the appropriate balance between board and CEO functions, including:

The roles of Chairman and CEO would be performed by two separate individuals, and the Chairman would be one of the independent directors. The Commission recommends that each corporation give careful consideration, based on its particular circumstances, to separating the offices of the Chairman and Chief Executive Officer. The Commission believes that separating the positions of Chairman and CEO is fully consistent with the objectives of the [Sarbanes-Oxley] (the “ACT”), the proposed New York Stock Exchange listing requirements, and the proposed NASDAQ requirements, and that separating the roles of Chairman and CEO enhances implementation of the ACT and stock exchange reforms.

Our Company’s Chairman is also its CEO. We urge your support for this proposal to require that the Chairman of the Board of Directors not also serve as the Chief Executive Officer.

RESPONSE OF THE BOARD OF DIRECTORS
to the Stockholder Proposal Submitted by the
Massachusetts State Carpenters Pension Fund

The Board of Directors believes that it is not in the best interest of the Company and its stockholders to adopt the proposal, which would prohibit the offices of Chairman and Chief Executive Officer from being held by the same person. It is the view of the Board of Directors that it should be free to make decisions concerning the positions of Chief Executive Officer and Chairman of the Board in a manner that is best for the Company at any particular point in time.

Currently, the Company has one person filling the position of Chairman of the Board and Chief Executive Officer. While in some circumstances it may be appropriate to separate the roles of Chairman and Chief Executive Officer, the Board believes that vesting the responsibilities and authority of the Chairman and the Chief Executive Officer in one person at this time is in the best interest of the Company and its stockholders.

The Board of Directors believes it is in the best position to determine how to staff the positions of Chairman of the Board and Chief Executive Officer. The proposal would instead automatically and in all circumstances require a particular structure and thus unnecessarily limit the Board’s flexibility. The Board recommends a vote against the proposal and thus retain the flexibility to determine appropriate Board and management leadership from time to time in the future.

Further, independent oversight of management is effectively conducted and maintained through the composition of our Board. Six of the nine incumbent directors are non-management directors. The Board is required to hold regularly scheduled executive sessions (meetings of non-management directors without management present) to promote discussion among the non-management directors and assure independent oversight of management.

Moreover, in addition to the Board, various committees of the Board perform oversight functions independent of management.

The Audit Committee of the Board is comprised entirely of independent, non-management directors, which allows for independent and objective oversight of the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.

The Executive Compensation Committee of the Board is also comprised entirely of non-management directors. This Committee provides active, independent oversight and evaluation of the performance of all executive officers of the Company, including the Company’s Chairman and Chief Executive Officer. The evaluation of the performance of the Chairman and Chief Executive Officer is the express responsibility of the Executive Compensation Committee. In addition, as noted in the Executive Compensation Committee Report in this Proxy Statement, the Executive Compensation Committee gives special attention to the total compensation of the Chairman and Chief Executive Officer.

The Nominating and Corporate Governance Committee of the Board is also comprised of entirely non-management directors. This Committee takes an active leadership role in shaping the corporate governance of the Company by considering and reporting to the Board on matters relating to corporate governance. In 2003, the Board of Directors adopted the “Kimco Realty Corporation Corporate Governance Guidelines”, which provide that the Board will select the Chairman of the Board by a majority of the directors then in office. In addition, in February 2004, the Nominating and Corporate Governance Committee adopted a policy requiring that, before each meeting of the Board of Directors, the Chairman of the Committee will consult with the Chairman of the Board regarding the agenda for the Board of Directors meeting.

The Board believes that the Company’s corporate governance structure, with its emphasis on independence and accountability, makes it unnecessary to require that the offices of the Chairman and Chief Executive Officer be separated, and believes adopting such a rule would only serve to limit governance options available to the Board.

The Board believes that the interests of the Company and its stockholders are best served at this time by the experienced leadership and decisive direction provided by a full-time Chairman and Chief Executive Officer, subject to oversight by the Company’s non-management directors. As a general matter, when the offices of Chairman and Chief Executive Officer are combined, the incumbent acts as a bridge between the Board and the operating organization. A principal role of the Chairman is to propose the general agenda for Board meetings from among the many issues facing the Company on a day-to-day basis. As a result, the Chief Executive Officer is in the best position to develop this agenda in the most efficient and effective manner.

In summary, the Board believes the existing structure in which the offices of Chairman and Chief Executive Officer are held by one individual supports the Board’s exercise of its oversight responsibilities and does not compromise the independence of the Board of Directors. The Board believes it would be unwise to require that the two offices be separated without regard to the particular individuals under consideration. The Board believes that the interests of the Company and its stockholders are best served by continuing the Board’s flexibility to determine how best to organize the leadership of the Company as circumstances warrant from time to time.

Vote Required

Approval of the recommendation by the Massachusetts State Carpenters Pension Fund to separate Chairman and Chief Executive Officer positions requires approval of the affirmative vote of the holders of a majority of the votes present at the Meeting. Accordingly, abstentions and broker non-votes will have the effect of a vote against such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.

Effect of Approval

Approval of this proposal would not automatically separate the positions of Board Chairman and Chief Executive officer, but would merely serve as a recommendation to the Board to take the necessary steps to take such action.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3 and 4) of the ownership and changes in the ownership of such equity securities with the SEC and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company’s stock are required by SEC regulation to furnish the Company with copies of all such forms which they file.

Based solely on the Company’s review of the copies of Forms 3 and 4 and amendments thereto received by it for the year ended December 31, 2003, or written representations from certain reporting persons that no such forms were required to be filed by those persons, the Company believes that during the year ended

December 31, 2003, all such filings under Section 16(a) of the Exchange Act were filed on a timely basis by its officers, directors, beneficial owners of more than ten percent of the Company’s stock and other persons subject to Section 16(a) of the Exchange Act.

Reference should be made to the Company’s annual report on Form 10-K for the year ended December 31, 2003, and the Company’s Annual Report delivered together with this Proxy Statement, such documents incorporated herein by reference, for financial information and related disclosures required to be included herein.

Stockholders’ Proposals. Proposals of stockholders intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2005 must be received by the Company no later than December 2, 2004, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a proposal at the 2005 Annual Meeting without including the proposal in the Company’s proxy statement and form of proxy relating to that meeting must notify the Company by February 16, 2005. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2005 Annual Meeting may exercise discretionary voting power with respect to any such proposal.

Code of Ethics. The Board of Directors has adopted a written Code of Ethics for the Company that applies to the Chief Executive Officer, Chief Operating Officer, Chief Investment Officer, Chief Financial Officer, Controller and the other executive officers of the Company. A copy of the Company’s Code of Ethics is available on the Company’s web site and is available in print to any stockholder who requests it.

Corporate Governance Guidelines. The Board of Directors has adopted written Corporate Governance Guidelines in accordance with the New York Stock Exchange listing requirements. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s web site and is available in print to any stockholder who requests it.

Documents Incorporated by Reference. This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (except for certain exhibits to such documents, unless such exhibits are specifically incorporated herein) are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of the Company at the principal executive offices of the Company. In addition, the Company’s Web site is located at http://www.kimcorealty.com. On the Company’s Web site you can obtain, free of charge, a copy of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

Other Business. All shares represented by the accompanying proxy will be voted in accordance with the proxy. The Company knows of no other business which will come before the Meeting for action. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

Appendix A

AUDIT COMMITTEE CHARTER
of the Audit Committee
of Kimco Realty Corporation

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Kimco Realty Corporation (the “Company”) on July 23, 2003.

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s Internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Each member of the Committee shall have accounting or financial management experience and expertise, as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1) and shall be free of any relationships that, in the opinion of the Board, would interfere with the exercise of their independent judgment. No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV. Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (a) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (c) the effect of regulatory and accounting initiatives, as well as offbalance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (a) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (b) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (c) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (a) all accounting policies and practices to be used that the independent auditor identifies as critical; (b) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management, the Independent Auditor and the Internal Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8. Appointment. The Committee shall review the appointment and replacement of the internal auditor.

9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “non-GAAP” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

15. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

16. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

17. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

18. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

19. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

20. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Appendix B

EXECUTIVE COMPENSATION COMMITTEE CHARTER
of the Executive Compensation Committee
of Kimco Realty Corporation

This Executive Compensation Committee Charter was adopted by the Board of Directors (the “Board”) of Kimco Realty Corporation (the “Company”) on July 23, 2003.

I. Purpose

The purpose of the Executive Compensation Committee (the “Committee”) of the Board of the Company is to provide assistance to the Board in discharging its responsibilities relating to compensation of the Company’s executive officers. The Committee shall (1) review (in consultation with management or the Board), recommend to the Board for approval and evaluate the compensation plans, policies and programs of the Company, especially those regarding executive compensation, (2) determine the compensation of the chief executive officer and all other executive officers of the Company and (3) produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations.

In addition to the specific powers and responsibilities delegated to the Committee in this Charter, the Committee shall also carry out and may exercise any other powers or responsibilities as are assigned by law, the Company’s articles of incorporation or bylaws or as may be delegated to it by the Board from time to time. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be made by the Committee in its sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board.

II. Membership

The Committee shall be composed of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (1) qualify as independent under the Corporate Governance Standards of the New York Stock Exchange, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, and (4) be otherwise free from any relationship that, in the business judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member.

The members of the Committee shall be appointed by the Board. Unless a Chairperson of the Committee (the “Chairperson”) is designated by the Board, the Committee may designate a Chairperson by a majority vote of the full Committee membership.

III. Authority and Responsibilities

1. The Committee shall be responsible for reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, evaluating the performance of the chief executive officer in light of these goals and objectives and establishing the compensation of the chief executive officer based on such evaluation; and reviewing and approving all compensation for all other officers (as such term is defined in Rule 16a-1 promulgated under the Exchange Act) and directors. The Committee shall review the effectiveness of these corporate goals and objectives on an annual basis to determine whether they motivate and incent long-term performance.

2. The Committee shall oversee the Board in the Board’s annual review of the performance of management and making appropriate recommendations to improve performance.

3. The Committee shall approve and review employment agreements, severance arrangements, retirement arrangements and any special or supplemental benefits for each officer of the Company, including perquisite benefits.

4. The Committee shall review and approve stock-based compensation plans, incentive compensation plans, equity-based plans, and employee pension and benefit plans.

5. The Committee shall review and approve executive officer and director indemnification and insurance matters.

6. The Committee shall prepare and approve the Report of the Committee to be included as part of the Company’s annual proxy statement.

7. The Committee shall have the sole authority to retain and terminate any independent counsel, compensation and benefits consultants and other outside experts or advisors that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons retained by the Committee.

8. The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

9. The Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

10. The Committee shall annually evaluate its performance, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee.

11. The Committee may form and delegate authority to subcommittees when appropriate.

IV. Meetings and Procedures

The Committee shall meet on a regularly-scheduled basis at least two times annually, and on such other occasions as circumstances may dictate or the members of the Committee may from time to time determine. Meetings of the Committee shall be held upon call by the Chairman of the Board or the Chairperson. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairperson or, in his or her absence, another member chosen by the attending members, shall preside at each meeting and set the agendas for Committee meetings.

The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee or the Company’s Corporate Governance Guidelines.

V. Disclosure of Charter

This Charter will be made available on the Company’s website and to any stockholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

Appendix C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
of the Nominating and Corporate Governance Committee
of Kimco Realty Corporation

This Nominating and Corporate Governance Committee Charter was adopted by the Board of Directors (the “Board”) of Kimco Realty Corporation (the “Company”) on July 23, 2003.

I. Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a)	the identification of qualified candidates to become Board members;

(b)	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

(c)	the selection of candidates to fill any vacancies on the Board; and

(d)	the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”).

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II. Membership

The Committee shall be composed of three or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the New York Stock Exchange, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are consistent with the provisions of the Company’s bylaws.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Committee deems necessary or desirable. Meetings may be in person or by telephone conference call.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

The Committee shall have the authority, as it deems appropriate, to retain or replace, as needed, any independent counsel or other outside expert or advisor that the Committee believes to be desirable and appropriate. The Committee, in its discretion, may also use the services of the Company’s regular inside or outside legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons retained by the Committee. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV. Duties and Responsibilities

1. (a) At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(b) At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(c) For purposes of (a) and (b) above, the Committee may take into account the factors set forth in the Corporate Governance Guidelines, under “Director Qualification Standards.”

(d) The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to rights contained in an Articles of Amendment of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.

2. The Committee shall, at least annually, review the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Committee affirmatively determines have no material relationship with the Company will be considered to be independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange.

3. The Committee shall, at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term. Such evaluation may be in either written or oral form.

4. In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company’s articles of incorporation, bylaws and Corporate Governance Guidelines.

5. The Committee shall oversee the Board in the Board’s annual review of its performance (including its composition and organization) and will make appropriate recommendations to improve performance, in either written or oral form.

6. The Committee may make recommendations to the Board regarding governance matters, including, but not limited to, the Company’s articles of incorporation, bylaws, this Charter and the charters and membership of the Company’s other committees.

7. The Committee shall develop and recommend to the Board the Corporate Governance Guidelines.

8. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate, including in either written or oral form.

9. The Committee shall periodically report to the Board on its findings and actions.

10. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration, in either written or oral form.

V. Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s articles of incorporation, bylaws, Corporate Governance Guidelines and applicable law and rules of markets in which the Company’s securities then trade.

Appendix D

AMENDED AND RESTATED
1998 EQUITY PARTICIPATION PLAN
OF
KIMCO REALTY CORPORATION

Kimco Realty Corporation, a Maryland corporation, originally adopted The 1998 Equity Participation Plan of Kimco Realty Corporation, effective June 19, 1998, for the benefit of its eligible employees, consultants and directors. In furtherance of the purposes of the Plan and in order to amend the Plan in certain respects, this Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation (the “Plan”) is hereby adopted as of the date hereof. This amendment constitutes a complete amendment, restatement and continuation of the 1998 Equity Participation Plan of Kimco Realty Corporation.

The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below).

The purposes of this Plan are as follows:

(1) To provide an additional incentive for directors, key Employees and Consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of directors, key Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.
DEFINITIONS

Section 1.1    General.

Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

Section 1.2    Administrator.

“Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 9.1.

Section 1.3    Award.

“Award” shall mean an Option, a Restricted Stock award or a Deferred Stock award which may be awarded or granted under the Plan (collectively, “Awards”).

Section 1.4    Award Agreement.

“Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

Section 1.5    Award Limit.

“Award Limit” shall mean 750,000 shares of Common Stock, as adjusted pursuant to Section 10.3.

Section 1.6    Board.

“Board” shall mean the Board of Directors of the Company.

Section 1.7    Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.8    Committee.

“Committee” shall mean the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 10.1.

Section 1.9    Common Stock

“Common Stock” shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

Section 1.10    Company.

“Company” shall mean Kimco Realty Corporation, a Maryland corporation.

Section 1.11    Consultant.

“Consultant” shall mean any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

Section 1.12    Corporate Transaction.

“Corporate Transaction” shall mean the consummation of any of the following stockholder-approved transactions to which the Company is a party:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

(b) the sale, transfer, exchange or other disposition of all of substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to ‘clause (a), above; or

(c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined Voting power of the Company’s outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

Section 1.13    Deferred Stock.

“Deferred Stock” shall mean Common Stock awarded under Article VIII of the Plan.

Section 1.14    Director.

“Director” shall mean a member of the Board.

Section 1.15    Employee.

“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, of Kimco Realty Services, Inc., or of any corporation which is a Subsidiary.

Section 1.16    Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.17    Fair Market Value.

“Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of Options granted to Independent Directors) acting in good faith.

Section 1.18    Holder.

“Holder” shall mean a person who has been granted or awarded an Award.

Section 1.19    Incentive Stock Option.

“Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

Section 1.20    Independent Director.

“Independent Director” shall mean a member of the Board who is not an Employee of the Company.

Section 1.21    Non-Qualified Stock Option.

“Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

Section 1.22    Option.

“Option” shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

Section 1.23    Optionee.

“Optionee” shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

Section 1.24    Performance Criteria

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, (k) operating profit; (l) working capital; and (m) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; provided, that each of the business criteria described in subsections (a) through (m) shall be determined in accordance with generally accepted accounting principles (“GAAP”). For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the business criteria described in subsections (a) through (m) for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to the disposal of a segment of a business; (iii) related to a change in accounting principles under GAAP; (iv) related to discontinued operations that do not qualify as a segment of business under GAAP; (v) attributable to the business operations of any entity acquired by the Company during the fiscal year and (vi) reflecting adjustments to funds from operations with respect to straight-line rental income as reported in the Company’s Exchange Act reports.

Section 1.25    Plan.

“Plan” shall mean the Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation.

Section 1.26    QDRO.

“QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

Section 1.27    Restricted Stock.

“Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

Section 1.28    Rule 16b-3.

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.29    Section 162(m) Participant

“Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

Section 1.30    Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.31    Subsidiary.

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.32    Substitute Award

“Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

Section 1.33    Termination of Consultancy.

“Termination of Consultancy” shall mean the time when the engagement of Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

Section 1.34    Termination of Directorship.

“Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

Section 1.35    Termination of Employment.

“Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II.
SHARES SUBJECT TO PLAN

Section 2.1    Shares Subject to Plan.

(a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock, par value $.01 per share. Subject to adjustment as provided in Section 10.3, the aggregate number of such shares which may be issued upon exercise of such Awards under the Plan shall not exceed fourteen million (14,000,000), provided, however, that the aggregate number of shares which may be awarded as Restricted Stock under Article VII of the Plan shall not exceed seven hundred and sixty six thousand four hundred and eighty two (766,482). In the event that Substitute Awards are granted under the Plan, the aggregate number of shares of Common Stock available under the Plan for Substitute Awards shall be increased by the number of shares of Common Stock which may be granted or issued with respect to such Substitute Awards. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such Awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

Section 2.2    Add-back of Options and Other Rights

If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject Awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

ARTICLE III.
GRANTING OF AWARDS

Section 3.1    Award Agreement.

Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

Section 3.2    Provisions Applicable to Section 162(m) Participants.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any Deferred Stock award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. Except as otherwise provided by any written agreement between the Company and any applicable Holder, in determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d) Furthermore, notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 3.3    Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b 3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.4    At-Will Employment.

Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

ARTICLE IV.
GRANTING OF OPTIONS

Section 4.1    Eligibility.

Any Employee or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.4(d).

Section 4.2    Disqualification for Stock Ownership.

No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Section 4.3    Qualification of Incentive Stock Options.

No Incentive Stock Option shall be granted to any person who is not an Employee.

Section 4.4    Granting of Options

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

(i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

(iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with this Plan; provided however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a key Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or Consultant that the Employee or Consultant surrender for cancellation some or all of the unexercised Options or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) Any person who, in his capacity as an Independent Director, was scheduled to receive a grant of Options under Section 4.4 of the Amended and Restated Stock Option Plan For Key Employees and Outside Directors of Kimco Realty Corporation (the “1995 Plan”) will receive such grants under this Plan. Any person who, upon adoption of this Plan, is not an Independent Director of the Company, but who later becomes an Independent Director shall be granted at the time of his appointment as an Independent Director, a Non-Qualified Option to purchase 3,000 shares of Common Stock. Each Independent Director who has received a grant pursuant to this Section 4.4(d) or Section 3.4 of the 1995 Plan shall be granted on the first and second anniversary of the date of his grant under this Section 4.4.(d) or Section 3.4 of the 1995 Plan (so long as he is an Independent Director on such date) a Non-Qualified Option to purchase 3,000 shares of Common Stock. All the foregoing Option grants authorized by this Section 4.4(d) are subject to stockholder approval of the Plan.

ARTICLE V.
TERMS OF OPTIONS

Section 5.1    Option Price.

The price per share of the shares subject to each Option shall be set by the Committee; provided however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iii) in the case of Options granted to Independent Directors, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

Section 5.2    Expiration of Options.

(a) The term of an Option granted hereunder shall be set by the Committee in its discretion; provided, however, that, no Option may be exercised to any extent by anyone after the first to occur of the following events:

(i) In the case of an Incentive Stock Option, (A) the expiration of ten years from the date the Option was granted, or (B) in the case of any Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation (within the meaning of Section 422 of the Code), the expiration of five years from the date the Incentive Stock Option was granted; or

(ii) In the case of a Non-qualified Option, the expiration of ten years and one day from the date the Non-qualified Option was granted; or

(iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee’s Termination of Employment, Termination of Consultancy or Termination of Directorship, as the case may be, for any reason other than such Optionee’s death [unless the Optionee dies within said three-month period]; or

(iv) In the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee’s Termination of Employment, Termination of Consultancy or Termination of Directorship, as the case may be, for any reason other than such Optionee’s death [unless the Optionee dies within said one-year period]; or

(v) The expiration of one year from the date of the Optionee’s death.

(b) Subject to the provisions of Section 5.2(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Award Agreements that said Option expires immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship, as the case may be; provided, however, that provision may be made that such Option shall become exercisable in the event of a Termination of Employment because of the Optionee’s retirement, death, disability or as may otherwise be determined by the Committee.

Section 5.3.    Consideration.

In consideration of the granting of an Option, the Optionee shall agree, in the written Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Committee following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Optionee, any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

Section 5.4    Substitute Awards.

Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

(a) The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(b) The aggregate exercise price thereof;

does not exceed the excess of:

(c) The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d) The aggregate exercise price of such shares.

ARTICLE VI.
EXERCISE OF OPTION

Section 6.1    Partial Exercise.

An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

Section 6.2    Manner of Exercise.

All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors), in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and payment in the manner prescribed by the preceding sentences shall not be permitted to the extent that the Administrator determines that payment in such manner may result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

Section 6.3    Conditions to Issuance of Stock Certificates.

The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

Section 6.4    Rights as Stockholders.

The Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

Section 6.5    Ownership and Transfer Restrictions.

The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

Section 6.6    Exercise by Employees of Kimco Realty Services, Inc.

Notwithstanding anything to the contrary contained in this Plan, an Optionee who is an employee of Kimco Realty Services, Inc. shall exercise his Option in accordance with the following procedures:

(a) (i) Such Employee shall pay the exercise price to the Secretary of Kimco Realty Services, Inc. in cash; (ii) Kimco Realty Services, Inc. shall then purchase for cash from Kimco the number of shares underlying the exercised Options for the Fair Market Value of such shares; and (iii) Kimco Realty Services, Inc. shall then deliver such shares to the Employee.

(b) In the case of exercise of Options pursuant to Section 6.2(d)(iii), only the provisions of paragraphs (a)(ii) and (a)(iii) above shall apply, and then only with respect to the net number of shares issuable.

Section 6.7    Additional Limitations on Exercise of Options.

Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.
AWARD OF RESTRICTED STOCK

Section 7.1    Eligibility.

Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee or any Consultant who the Committee determines should receive such an Award.

Section 7.2    Award of Restricted Stock.

(a) The Committee may from time to time, in its absolute discretion:

(i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of a key Employee or Consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

Section 7.3    Rights as Stockholders.

Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the Holder or the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

Section 7.4    Restriction.

All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Except as otherwise provided by any written agreement between the Company and any applicable Holder, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company.

Section 7.5    Repurchase of Restricted Stock.

The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Holder and the Company, at a cash price per share equal to the lesser of (i) the Fair Market Value of a share of Common Stock on the date of Termination of Employment of Termination of Consultancy, as applicable, and (ii) the price per share paid by the Holder for such Restricted Stock.

Section 7.6    Escrow.

Except as otherwise provided in any Award Agreement, the Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

Section 7.7    Legend.

In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

Section 7.8    Section 83(b) Election.

If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.
DEFERRED STOCK

Section 8.1    Eligibility.

Subject to the Award Limit, awards of Deferred Stock may be granted to any Employee whom the Committee determines is a key Employee or any Consultant whom the Committee determines should receive such an Award. Additionally, Independent Directors may be granted awards of Deferred Stock in lieu of directors’ fees.

Section 8.2    Deferred Stock.

Any key Employee or Consultant or Independent Director selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued

Section 8.3    Deferred Stock Agreement.

Each award of Deferred Stock shall be evidenced by a Award Agreement, which shall be executed by the Holder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

Section 8.4    Term.

The term of an award of Deferred Stock shall be set by the Board in its discretion.

Section 8.5    Exercise or Purchase Price.

The Committee may establish the exercise or purchase price of shares of Deferred Stock; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

Section 8.6    Exercise Upon Termination of Employment, Termination of Consultancy or Termination of Directorship.

An award of Deferred Stock is exercisable or payable only while the Holder is an Employee, Consultant or Independent Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the award of Deferred Stock may be exercised or paid subsequent to a Termination of Employment following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company.

ARTICLE IX.
ADMINISTRATION

Section 9.1    Committee.

Except as may otherwise be determined by the Board in its sole discretion, the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

Section 9.2    Duties and Powers of Committee.

It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the Award Agreements, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 9.3    Majority Rule; Unanimous Written Consent.

The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

Section 9.4    Compensation; Professional Assistance; Good Faith Actions.

Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

Section 9.5    Delegation of Authority to Grant Awards.

The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 9.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE X.
MISCELLANEOUS PROVISIONS

Section 10.1    Not Transferable.

Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of the Holder, only he may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

Section 10.2    Amendment, Suspension or Termination of this Plan.

Except as otherwise provided in this Section 10.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Awards theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 10.4.

Section 10.3    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 10.3(d), in the event that the Committee (or the Board, in the case of Options granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar Corporate Transaction or event, in the Committee’s sole discretion (or in the case of Options granted to Independent Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted, or which may be awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

(iii) the grant or exercise price with respect to any Award.

(b) Subject to Sections 10.3(b)(vii) and 10.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of Options granted to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee, (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option, right or award shall always be rounded to the next whole number.

Section 10.4    Approval of Plan by Stockholders.

The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s adoption of this amended plan. Except as otherwise prohibited by the New York Stock Exchange or other applicable exchange or quotation system or as prohibited by an applicable statute or other law, Awards may be awarded prior to such stockholder approval, provided that such Awards not be exercisable prior to the time when the Plan is approved by the Company’s stockholders, and provided further that if such approval has not been obtained at the end of said twelve month period, all Awards previously awarded under the Plan shall thereupon be canceled and become null and void.

Section 10.5    Tax Withholding.

The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

Section 10.6    Loans.

The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee. Notwithstanding the foregoing, no loan shall be made to an Employee under this Section to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law. In the event that the Administrator determines in its discretion that any loan under this Section may be or will become prohibited by Section 13(k) of the Exchange Act or other applicable law, the Administrator may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

Section 10.7    Forfeiture Provisions.

Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument at the time the Award is granted, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

Section 10.8    Effect of Plan Upon Options and Compensation Plans.

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the

Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

Section 10.9    Compliance with Laws.

The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith; provided, however, that the foregoing shall not relieve the Company of its obligations under any Award. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 10.10    Federal Income Tax Consequences.

The following is a general summary under current law of the material federal income tax consequences to participants in the Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as the alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality The summary does not discuss all aspects of income taxation that may be relevant to each participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

For federal income tax purposes, if a Holder is granted non-qualified stock options under the Plan, the Holder will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified stock options a Holder will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. There is no taxable income when the Holder is granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of tax preference” for alternative minimum tax purposes. Gain realized on the sale of stock issued to the Holder pursuant to the exercise of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the Holder disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the Holder. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the Holder must recognize ordinary income.

No taxable income is realized on the receipt of on the receipt of the new restricted shares of Common Stock or on the receipt of Deferred Stock, but upon the lapse of all of the restrictions on the stock or upon the vesting and issuing of the stock due to the attainment of certain performance or other criteria, the fair market value of the shares (less any purchase price paid for such shares, if any) received must be treated as compensation taxable as ordinary income to the Holder in the year of the lapse of the final restrictions. The Company will be entitled to a deduction for compensation paid in the same amount which the Holder realized as ordinary income.

Section 10.11    Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 10.12    Governing Law.

This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to conflicts of laws thereof.

* * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of ________________ on _______________, 2004.

Executed on this ___ day of ________________, 2004.

Secretary

KIMCO REALTY CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to authorize your proxy and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to authorize your proxy up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kimco Realty Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR, ALTERNATIVELY, YOU MAY AUTHORIZE YOUR PROXY BY TELEPHONE OR BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KMRLC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KIMCO REALTY CORPORATION

Vote On Directors

1.	To elect Directors to serve for a term of one year and until their successors are duly elected and qualify: Nominees:		For All	Withhold All	For All Except	To withhold authority to vote for certain nominees, mark "For All Except" and write the nominee's number on the line below.
	(01) M. Kimmel (02) M. Cooper (03) R. Dooley (04) M. Flynn (05) J. Grills	(06) D. Henry (07) F.P. Hughes (08) F. Lourenso (09) R. Saltzman	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	To approve a recommendation by the Board of Directors that the Company's Equity Participation Plan be amended so that the Executive Compensation Committee has the authority to grant up to 15% of the shares of Common Stock available for future grant under the Equity Participation Plan as grants of restricted shares of Common Stock.	☐	☐	☐

3.	To consider a stockholder proposal to separate Chairman and Chief Executive Officer positions, if properly presented at the Meeting; and	☐	☐	☐

4.	To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.	☐	☐	☐

For address changes, please check this box and write them on the back where indicated	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

KIMCO REALTY CORPORATION

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Milton Cooper, Michael J. Flynn and Bruce Kauderer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Kimco Realty Corporation held of record by the undersigned on March 22, 2004, at the Annual Meeting of Stockholders to be held on May 20, 2004, or any adjournment(s) or postponement(s) thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement.

     The Board of Directors recommends a vote (1) FOR all of the nominees for director, a vote (2) FOR the recommendation by the Board of Directors that the Company's Equity Participation Plan be amended so that the Executive Compensation Committee has the authority to grant up to 15% of the shares of Common Stock available for future grant under the Equity Participation Plan as grants of restricted shares of Common Stock and (3) AGAINST the stockholder proposal to separate Chairman and Chief Executive Officer positions.

     To vote FOR all of the nominees for director, FOR the approval of the recommendation by the Board of Directors to amend the Company's Equity Participation Plan and AGAINST the stockholder proposal, just sign and date the reverse side. No boxes need to be checked.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the approval of the recommendation by the Board of Directors to amend the Company's Equity Participation Plan and AGAINST the stockholder proposal and in the discretion of the Proxies upon such other business as may properly come before the Meeting. By executing this proxy, the undersigned hereby revokes all prior proxies.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE